                                                                     EXHIBIT 4.1

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                               ------
   NUMBER                      ICCMIC                             SHARES
-----------                    ------                          -----------

-----------                                                    -----------
ORGANIZED UNDER        --------------------------       SEE REVERSE FOR CERTAIN
THE LAWS OF THE        IMPERIAL CREDIT COMMERCIAL           DEFINITIONS AND
STATE OF MARYLAND      MORTGAGE INVESTMENT CORP.          RESTRICTIVE LEGENDS
                       --------------------------

                                                            CUSIP 45272T 10 2

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THIS CERTIFIES THAT



is the owner of
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             FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK
                        (PAR VALUE $.0001 PER SHARE) OF

-------------IMPERIAL CREDIT COMMERCIAL MORTGAGE INVESTMENT CORP.-------------- transferable only on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed.

      This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

      WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:


    /s/ Norbert M. Seifert                               /s/ Mark S. Karlan



    SECRETARY             [SEAL OF IMPERIAL              PRESIDENT AND CHIEF
                           CREDIT COMMERCIAL             EXECUTIVE OFFICER
                           MORTGAGE INVESTMENT
                           CORP.]

Countersigned and Registered:
       U.S. STOCK TRANSFER CORPORATION
               (GLENDALE, CA.)
                                         Transfer Agent
                                          and Registrar



                                         Authorized
                                          Officer
================================================================================

                          IMPERIAL CREDIT COMMERCIAL
                           MORTGAGE INVESTMENT CORP.

    The shares of Common Stock represented by this certificate are subject to restrictions on transfer for the purpose of the Corporation's maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"). No Person may (i) Beneficially Own or Constructively Own shares of Common Stock in excess of 9.9% of the number of outstanding shares of Common Stock, (ii) Beneficially Own or Constructively Own shares of any class or series of Preferred Stock in excess of 9.9% of the number of outstanding shares of such class or series of Preferred Stock, (iii) beneficially own shares of Equity Stock that would result in the shares of Equity Stock being beneficially owned by fewer than 100 Persons (determined without reference to any rules of attribution), (iv) beneficially own shares of Equity Stock that would result in the shares of Equity Stock being beneficially owned by (A) the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (B) any organization (other than a cooperative described in Section 521 of the Code) which is exempt from tax unless such organization is subject to the tax imposed by Section 511 of the Code, or (C) any organization described in Section 1381(a)(2)(C) of the Code,
(v) Beneficially Own shares of Equity Stock that would result in the Corporation being "closely held" under Section 856(h) of the Code, or (vi) Constructively Own shares of Equity Stock that would cause the corporation to Constructively Own 10% or more of the ownership interests in a tenant of the Corporation's real property, within the meaning of Section 856(d)(2)(B) of the Code. Any Person who attempts to Beneficially Own or Constructively Own shares of Equity Stock in excess of the above limitations must immediately notify the Corporation in writing. If the restrictions above are violated, the shares of Equity Stock represented hereby will be transferred automatically and by operation of law to a Trust and shall be designated Shares-in-Trust. Al capitalized terms in this legend have the meanings defined in the Corporation's Charter, as the same may be further amended from time to time, a copy of which, including the restrictions on transfer, will be sent without charge to each stockholder who so requests. Such requests may be made to the Secretary of the Corporation or to its transfer agent.

     The Corporation will furnish to any stockholder on request and without charge a full statement of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the stock of each class which the Corporation is authorized to issue, of the differences in the relative rights and preferences between the shares of each series of a preferred or special class in which the corporation is authorized to issue, to the extent they have been set, and of the authority of the Board of Directors to set the relative rights and preferences of subsequent series of a preferred or special class of stock. Such request may be made to the Secretary of the Corporation or to its transfer agent.

     Keep this certificate in a safe place. If it is lost, stolen, or destroyed, the Corporation will require a bond of indemnity as a condition to the issuance of a replacement certificate.

-------------------------------------------------------------------------------
  The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

     TEN COM-  as tenants in common                   UNIF GIFT MIN ACT-            Custodian
                                                                        _________     _________
     TEN ENT- as tenants by the entireties                                (Cust)       (Minor)

      JT TEN- as joint tenants with                                       under Uniform Gifts to Minors
              right of survivorship and
              not as tenants in common                                    Act

                                                                             _______________________
                                                                                      (State)

       Additional abbreviations may also be used though not in the above list.

   For Value received,                                       hereby sell, assign
                       --------------------------------------
and transfer unto

   PLEASE INSERT SOCIAL SECURITY OR OTHER
     IDENTIFYING NUMBER OF ASSIGNEE
--------------------------------------------
_______________________________________________________________________________
_______________________________________________________________________________
            PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE

_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
__________________________________________________________________________Shares

of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint
                                  _____________________________________________
_______________________________________________________________________Attorney

to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated,____________                X____________________________________________

                                  X____________________________________________
                                   NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT
                                   MUST CORRESPOND WITH THE NAME(S) AS WRITTEN
                                   UPON THE FACE OF THE CERTIFICATE, IN EVERY
                                   PARTICULAR, WITHOUT ALTERATION OR
                                   ENLARGEMENT, OR ANY CHANGE WHATEVER.



SIGNATURE GUARANTEED:__________________________________________________________
                     THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION, (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDIALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.